Exhibit 23(c)

                         Consent of Independent Auditors

We consent to the inclusion in this Registration Statement on Form S-4 and Prospectus for First Merchants Corporation, relating to the issuance of securities in the proposed merger of CNBC Bancorp into First Merchants Corporation, of our report, dated February 6, 2002, on the consolidated financial statements of CNBC Bancorp as of December 31, 2001 and 2000 and for each of the two years in the period ended December 31, 2001. We also consent to the reference to our firm appearing under the heading "Experts" in the Prospectus.


CROWE, CHIZEK AND COMPANY LLP
December 6, 2002
Columbus, Ohio

                                   Ex. 23(c)-1